Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined statements of operations of American Virtual Cloud Technologies, Inc. (f/k/a Pensare Acquisition Corp.) (“Pensare”) for the year ended December 31, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of operations of Pensare and the historical consolidated financial statements of operations of Computex, giving effect to the following transactions (for purposes of this section, collectively, the “Transactions”) as if they had been consummated on January 1, 2018, the beginning of the earliest period presented.

We derived the pro forma information of Computex for the years ended December 31, 2019 and 2018 from the audited consolidated financial statements of Computex for the years ended December 31, 2019 and 2018 included in the Proxy. The unaudited condensed statement of operations information of Pensare for the twelve-month periods ended December 31, 2019 and 2018 is derived by adding Pensare’s unaudited condensed statement of operations for the nine months ended December 31, 2019 and 2018 to the audited statement of operations for the year ended March 31, 2019 and 2018 included in the Proxy and subtracting Pensare’s unaudited condensed statement of operations for the nine months ended December 31, 2018 and 2017.

Upon consummation of the Merger, Pensare issued to Holdings an aggregate of 8,189,490 shares of Pensare Common Stock. The aggregate value of the consideration Pensare will issue to Holdings in exchange for the equity of Computex is approximately $64.6 million as follows:

●	$20.0 million in convertible debt

●	$20.0 million in assumed debt

●	$24.6 million in equity (8,189,400 shares of Pensare Common Stock valued at $3 per share)

The unaudited pro forma condensed combined balance sheet of Pensare as of December 31, 2019 combines the historical condensed balance sheet of Pensare and the historical consolidated balance sheet of Computex, giving effect to the Business Combination as if they had been consummated on December 31, 2019.

The combined financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Pensare’s results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of Pensare included elsewhere in this Form 8-K;

●	the historical audited consolidated financial statements of Computex included elsewhere in this Form 8-K; and

●	Other information relating to Pensare and Computex contained in this Current Report on Form 8-K and in the Proxy Statement filed with the Securities and Exchange Commission on February 13, 2020.

Public stockholders redeemed, upon several extension dates, 30,879,523 shares of Pensare common stock then held for them for cash equal to their pro rata share of the aggregate amount then on deposit (as of two days prior to each extension date) in the Trust Account. Additionally, public shareholders, redeemed, upon the closing of the business combination an additional 91,637 shares of Pensare stock held for them for cash equal to their pro rata share of the aggregate amount remaining on deposit (as of two days prior to the closing of the business combination) in the Trust Account. The additional shares were redeemed at a price of $10.96 for a total redemption payment of $1,004,728.

Pensare entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which certain investors (each an “Investor”) agreed to purchase, and Pensare agreed to sell the Investors, in a private placement, units of securities of Pensare (‘Units”), each Unit consisting of (i) $1,000 in principal amount of Pensare’s Series A convertible debentures (the Debentures”) and (ii) a warrant to purchase 100 shares of Pensare Common Stock at an exercise price of $0.01 per whole share.

The Company determined the common stock purchase price of $3.00 per share in an arm’s length negotiation.

Based on the information available to us thus far, we have determined that the Warrants should be treated in accordance with Accounting Standard Codification (ASC) ASC- 815, Derivatives and Hedging (“ASC-815”). As such, the issued warrants have been included in equity using their estimated fair value.

At closing 43,434 warrants were issued which upon exercise represent 4,343,432 shares of Pensare stock. The warrants were valued using the Black-Scholes valuation model, which incorporates a variety of assumptions. To determine the time to maturity, the Company assumed 98 days, which represents the period from December 31, 2019 (the pro forma balance sheet date) through April 7, 2020 (the consummation of the Business Combination). The Company assumed a stock price volatility rate of 20%, and also conducted a sensitivity analysis, with a volatility range from 10%-500%, noting that a change in volatility had no effect on the call price. The Company assumed an exercise price of $0.01, which is the expected exercise price. The Company assumed an interest rate of 1.57%, which represents the 3-month treasury yield at December 31, 2019. The Company assumed a stock price of $3.00 because the Company agreed with the Investors to sell shares of common stock at this price at the time of the Business Combination. Based upon the foregoing assumptions, the Company arrived at a call value of $2.99. The resulting value of $9.99 million is treated as a debt discount and netted against the carrying value of the of the convertible debt.

The unaudited pro forma condensed combined financial statements have been prepared on the basis that the acquisition of Computex under the Business Combination Agreement has been accounted for as a forward merger under the acquisition method in accordance with GAAP. Under this method of accounting, Merger Sub will be incorporated, Computex will be treated as the acquired company and Pensare will be treated as the acquirer for financial reporting purposes. This determination was primarily based on no individual or group of owners having over 50% voting interest post-Transactions, Computex operations comprising the ongoing operations of the combined entity, and the management team and board of Pensare being comprised of the majority of the management team and board of the combined entity. Accordingly, for accounting purposes, the acquisition will be treated as the equivalent of Pensare issuing stock and debt for the net assets of Computex.

The acquisition method of accounting is based on Financial Accounting Standards Board (“FASB”) ASC 805, Business Combinations (“ASC 805”), and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Pensare, who was determined to be the accounting acquirer.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred as part of the Business Combination, include estimated fees related to the issuance of long-term debt, as well as advisory, legal and accounting fees.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and the other related Transactions contemplated by the Business Combination Agreement occurred on the dates indicated. Further, the unaudited pro forma condensed financial statements do not purport to project the future operating results or financial position of Pensare following the completion of the Business Combination and the other related Transactions. The unaudited proforma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Subsequent to the consummation of the Business Combination, Pensare intends to convert to a calendar year-end to conform with Computex’s financial year-end. Pensare’s board changed their year-end to 12/31 by written consent on April 7, 2020.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31 2019

(in thousands)

	Pensare (A)	Computex (B)	Pro Forma Adjustments		Pro Forma Balance Sheet
ASSETS: Current Assets
Cash	$163	$18	$9,301	(C)	$9,482
Cash and marketable securities held in Trust Account available to pay taxes	62	-	(62	)(E)	-
Trade Accounts Receivable, Net	-	16,092	-		16,092
Prepaid expenses	30	-	-		30
Inventory	-	350	-		350
Other current assets	13	621	-		634
Total current assets	268	17,081	9,239		26,588
Property and equipment, net	11	9,608	-		9,619
Deposits	-	69	-		69
Definite lived intangible assets, net	-	2,404	-		2,404
Goodwill	-	21,215	56,807	(D)	78,022
Cash and marketable securities held in Trust Account	1,802	-	(1,802	)(E)	-
Total assets	$2,081	$50,377	$64,244		$116,702

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$6,313	$21,731	$(5,489	)(H)	$22,555
Unearned revenue	-	6,431	-		6,431
Taxes payable	62	-	-		62
Current portion of notes payable	-	2,377	-		2,377
Promissory notes-related party	6,817	-	(6,817	)(F)	-
Convertible promissory notes-related party	1,500	-	(1,500	)(F)	-
Current portion of capital leases	-	129	-		129
Total current liabilities	14,692	30,668	(13,806)		31,554
New Convertible Debt (net of discount)			33,427	(G)	33,427
Line of credit	-	6,051	-		6,051
Notes payable (net of current portion and issuance costs)	-	5,578	-		5,578
Capital leases (net of current portion)	-	107	-		107
Unearned revenue	-	22	-		22
Deferred rent	-	158	-		158
Total liabilities	14,692	42,584	19,621		76,897

Common stock subject to redemption	-	-	-		-

Stockholders’ equity:
Common stock	8	-	-		8
Additional paid in capital	-	18,717	44,297	(I)	63,014
Retained earnings (accumulated deficit)	(12,619)	(10,924)	326	(K)	(23,217)
Total Stockholders’ equity	(12,611)	7,793	44,623		39,805
Total liabilities and stockholders’ equity	$2,081	$50,377	$64,244		$116,702

See notes to pro forma combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except share and per share data)

	Pensare (A)	Computex (B)	Pro Forma Adjustments		Pro Forma Statement of Operations

Sales	$-	$85,716	$-		$85,716

Cost of sales	-	61,309	-		61,309

Gross Profit	-	24,407	-		24,407

Selling, general and administrative expenses	6,390	28,021	-		34,411

Loss from operations	(6,390)	(3,614)	-		(10,004)

Other income (expense)
Interest income	2,857	-	(2,857	)(C)	-
Interest income			212(C-1)		212
Other income	-	524	-		524
Interest expense	-	(1,260)	(4,912	)(D)	(6,172)
Total other income (expense)	2,857	(736)	(7,557)		(5,436)

Loss before taxes	(3,533)	(4,350)	(7,557)		(15,440)
Benefit (provision) for income taxes	(192)	(33)	1,965	(E)	1,740
Net loss	$(3,725)	$(4,383)	$(5,592)		$(13,700)

Weighted average shares outstanding, basic	8,551,855		11,083,975	(F)	19,635,830

Basic net loss per common share	$(0.44)				$(0.70)

Weighted average shares outstanding, diluted	8,551,855		41,413,175	(F)	49,965,030

Diluted net loss per common share	$(0.44)				$(0.27)

See notes to pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2018

(in thousands, except share and per share data)

	Pensare (A)	Computex (B)	Pro Forma Adjustments		Pro Forma Statement of Operations

Sales	$-	$154,846	$-		$154,846

Cost of sales	-	124,928	-		124,928

Gross Profit	-	29,918	-		29,918

Selling, general and administrative expenses	5,354	30,441	-		35,795

Loss from operations	(5,354)	(523)	-		(5,877)

Other income (expense)
Interest income	4,553	-	(4,553	)(C)	-
Interest income			207	(C-1)	207
Interest expense	-	(1,303)	(4,450	)(D)	(5,753)
Total other income (expense)	4,553	(1,303)	(8,796)		(5,546)

Loss before taxes	(801)	(1,826)	(8,796)		(11,423)
Benefit (provision) for income taxes	31	(96)	2,287	(E)	2,222
Net loss	$(770)	$(1,922)	$(6,509)		$(9,201)

Weighted average shares outstanding, basic	8,443,658		11,192,172	(F)	19,635,830

Basic net loss per common share	$(0.58)				$(0.47)

Weighted average shares outstanding, diluted	8,443,658		41,521,372	(F)	49,965,030

Diluted net loss per common share	$(0.58)				$(0.18)

See notes to pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

Note 1. Basis of Pro Forma Presentation

Overview

The unaudited pro forma condensed combined financial statements have been prepared assuming the Business Combination is accounted for using the acquisition method of accounting with American Virtual Cloud Technologies, Inc. (f/k/a Pensare Acquisition Corp.) “Pensare” as the acquiring entity and Computex as the acquiree. Under the acquisition method of accounting, Pensare assets and liabilities will retain their carrying amounts and the assets and liabilities of Computex, will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired will be recorded as goodwill. The pro forma adjustments have been prepared as if the Business Combination and the other related transactions had taken place on December 31, 2019 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2018 in the case of the unaudited pro forma condensed combined income statements.

The acquisition method of accounting is based on Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business Combinations (“ASC 805”), and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Pensare, who was determined to be the accounting acquirer.

Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred as part of the business combination, include estimated fees related to the issuance of long-term debt, as well as advisory, legal and accounting fees.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) Pensare’s historical financial statements and related notes for the period from April 7, 2016 (inception) to March 31, 2017, for the years ended March 31, 2018 and 2019 and, for the nine months ended December 31, 2019 and 2018, as well as “Pensare’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this proxy statement.

The pro forma adjustments represent Pensare management’s estimates based on information available as of the date of this proxy statement and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Business Combination that are not expected to have a continuing impact. In addition, the unaudited pro forma condensed combined financial statements do not reflect additional costs and expenses that Pensare may incur as a public company (other than those incurred by Merger Sub and reflected in the unaudited pro forma condensed combined financial statements). Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the Business Combination and the other related transactions are not included in the unaudited pro forma condensed combined income statements. However, the impact of such transaction expenses is reflected in the unaudited pro forma condensed combined balance sheet as a decrease to retained earnings and a decrease to cash, unless otherwise noted.

Pursuant to the Business Combination Agreement, the aggregate consideration to be received by Holdings is subject to adjustment based on a Company Financing Adjustment, based on net working capital and debt. Based on the closing net working capital of company, and in accordance with the terms of the Business Combination Agreement, the aggregate consideration received by Holdings was adjusted downward by $0.4 million, and the unaudited pro forma condensed combined financial statements have been prepared on that basis and include the results of the interim financing as a pro forma adjustment.

Note 2-Preliminary Allocation of Purchase Price

The total purchase consideration for the Business Combination has been allocated to the assets acquired and liabilities assumed for purposes of the unaudited pro forma condensed combined financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Business Combination will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired, liabilities assumed and non-controlling interest but in no event later than one year following the completion of the Business Combination.

Accordingly, the final acquisition accounting adjustments could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements.

Any increase or decrease in the fair value of the assets acquired, liabilities assumed and non-controlling interest, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of Merger Sub following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The purchase consideration was preliminarily allocated as follows:

(In thousands)
Convertible Debt	$20,000
Liabilities assumed	20,000
Equity consideration paid to Sellers	24,600
64,600

Cash and cash equivalents	18
Accounts receivable, net	16,092
Inventory	350
Other current assets	621
Property and equipment, net	9,608
Deposits	69
Definite lived intangible assets, net	2,404
Goodwill - historical	21,215
Goodwill - as allocated per acquisition	56,807
Current liabilities	(30,668)
Line of credit	(6,051)
Notes payable, net of current portion and issuance costs	(5,578)
Other long-term liabilities	(287)
Net assets acquired	64,600

The estimated value of the equity consideration paid, or deemed paid, to Holdings includes Pensare Shares with an estimated fair value of approximately $24,600,000. The estimated value of the aggregate equity consideration to be issued to Holdings of $24,600,000 assumes a per share market value of common stock of Pensare of $3.00 per share. An assumed value of $3.00 per share has been used.

Note 3 - Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2019

The unaudited pro forma condensed combined balance sheet as of December 31, 2019 reflects the following adjustments assuming the Transactions occurred on December 31, 2019:

A.	Represents the Pensare unaudited historical consolidated balance sheet as of December 31, 2019.

B.	Represents the Computex unaudited historical consolidated balance sheet as of December 31, 2019.

C.	Represents the pro forma adjustment to cash and cash equivalents to reflect the following:

Investments held in Trust Account	$864	(E)
Cash received from third party investor subsequent to December 31, 2019	9,550	(G)
Accrued expenses paid at closing	(1,113	)(H)
Transaction expenses paid in cash	-
	$9,301

D.	Represents the adjustments to intangible assets to reflect their estimated fair values on the preliminary purchase price allocation (see Note 2)

Goodwill	$56,807
Purchase price of $64,600 less book value of $7,793

E.	Represent subsequent share holder cash effect of redemptions of 91,637 shares redeemed at a Trust price of $10.96 per share and the pro forma adjustment to reclassify the cash and investments held in the Trust Account to cash and cash equivalents to reflect that the cash and investments in the Trust Account are available for use in connection with the Business Combination.

Investments held in Trust Account at December 31, 2019
Cash and marketable securities held in Trust Account	$1,802
Cash and marketable securities held in Trust Account available to pay taxes	62
Interest earned from subsequent to proforma date	4	$1,868
Remaining trust amount transferred		(864	)(C)
Final shareholder redemptions		(1,004	)(I)
Cash remaining in Trust		$-

F.	Related party notes convert to a convertible debt arrangement

Newly Convertible Debt Security (Related party debt)	$(6,817)
Newly Convertible Debt Security (Related party debt)	(1,500)
	$(8,317	)(G)

G.	Represents the proforma adjustment to account for New Convertible Debt Security to be issued subsequent to December 31, 2019.

New cash pipe subscribers	$9,550	(C)
Vendor transaction fees converted to debt	54	(M)
Related party bridge loan conversion	8,817	(F)
Accrued legal fees converted to debt	2,500	(H)
EBC transaction fees converted to debt	2,500	(I)
Seller issued converted debt	20,000	(I)
Debt discount allocated to penny stock warrants included in equity	(9,994	)(K)
	$33,427

H.	Represents the proforma adjustment to account for the liabilities repaid upon the completion of the Business Combination, reflecting a partial payment of fees that were agreed to be deferred until the consummation of a Business Combination. Accrued expenses were renegotiated and settled in a combination of cash, debt, and forgiveness of debt. In addition 500 shares of common stock were issued in exchange of owed legal fees.

Accrued legal fees converted to debt	$(2,500	)(G)
Accrued legal fees settled with stock	$(1,500)
Accrued expenses converted to debt	$(54)
Accrued expenses paid at closing	$(1,113	)(C)
Accrued expenses renegotiated	$(322)
	$(5,489)

I.	Represents the pro forma adjustments to additional paid-in-capital to reflect the following:

Shares redeemed (APIC)	$(1,004	)(E)
Accrued legal fees settled with stock	1,500
EBC transaction fees paid via convertible debt	(2,500	)(G)
Additional related party loans made subsequent to balance sheet date	(500)
Seller issued converted debt	(20,000	)(G)
Represents the adjustment to reflect the estimated fair value on the preliminary purchase price allocation (see Note 2)	56,807	(D)
Represents the adjustment to reflect the estimated fair value of the penny stock warrants	9,994	(K)
	$44,297

J.	Adjustment to retained earnings

Accrued expenses renegotiated	$322
Additional paid in capital	4
$326

K.	The Company valued the penny stock warrants using the Black-Scholes option valuation model assuming a life of 98 days, a volatility factor of 20%, and a risk free rate of 1.57%. The resulting value of $9.994 million is treated as a debt discount and netted against the carrying value of the of the convertible debt.

Debt Discount	$(9,994	)(G)

Note 4 Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Twelve Months Ended December 31, 2019

A.	Represents Pensare’s pro forma condensed combined statement of operations for the twelve months ended December 31, 2019.

B.	Represents Computex’s audited historical consolidated statement of operations for the year ended December 31, 2019.

C.	Represents the pro forma adjustment to remove interest income on assets held in the Trust Account.

C-1	Represents the pro forma adjustment to accrue interest income for additional funding held in cash account.

D.	Represents interest on new convertible debt issued subsequent to December 31, 2019.

E.	Represents pro forma income tax provision adjustment assuming there would be an allowance for any tax benefit from losses.

F.	Represents adjustments to weighted average basic and diluted shares outstanding to arrive at the pro forma shares outstanding in both the no redemption and maximum redemption scenarios, as follows:

Denominator:
Public stockholders	78,840
Public stockholders’ rights	3,105,000
Sponsor original remaining shares	7,762,500
Fee conversion shares	500,000
Computex’s shareholders	8,189,490
Pro-forma basic shares outstanding	19,635,830
Public Warrants	15,530,000
Sponsor Warrants	10,512,500
Warrants issued (Investors)	2,286,700
Warrants issued (Computex)	2,000,000
Pro-forma diluted shares outstanding	49,965,030

Weighted average shares outstanding, basic	8,551,855
Pro forma adjustment	11,083,975

Weighted average shares outstanding, diluted	8,551,855
Pro forma adjustment	41,413,175

Note 5 Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2018

A.	Represents the PAC unaudited historical consolidated statement of operations for the twelve months ended December 31, 2018.

B.	Represents the SMS unaudited historical consolidated statement of operations for the twelve months ended December 31, 2018.

C.	Represents the pro forma adjustment to remove interest income on assets held in the Trust Account.

C-1	Represents the pro forma adjustment to accrue interest income for additional funding held in cash account.

D.	Represents interest on new convertible debt issued subsequent to December 31, 2019.

E.	Represents pro forma income tax provision adjustment assuming there would be an allowance for any tax benefit from losses.

F.	Represents adjustments to weighted average basic and diluted shares outstanding to arrive at the pro forma shares outstanding in both the no redemption and maximum redemption scenarios, as follows:

Denominator:
Public stockholders	78,840
Public stockholders’ rights	3,105,000
Sponsor original remaining shares	7,762,500
Fee conversion shares	500,000
Computex’s shareholders	8,189,490
Pro-forma basic shares outstanding	19,635,830
Public Warrants	15,530,000
Sponsor Warrants	10,512,500
Warrants issued (Investors)	2,286,700
Warrants issued (Computex)	2,000,000
Pro-forma diluted shares outstanding	49,965,030

Weighted average shares outstanding, basic	8,443,658
Pro forma adjustment	11,192,172
Weighted average shares outstanding, diluted	8,443,658
Pro forma adjustment	41,521,372

Note 6 Loss Contingency

On December 16, 2019, Pensare received a complaint filed by one of its vendors for alleged breach of a contract asking for approximately $351,000. Pensare believes that it is reasonably possible, but not probable, that a liability has been incurred and intends to vigorously defend its position.